                                                                     EXHIBIT 2.1

                            CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT, dated as of July 12, 2000, by and among iPCS, Inc. (the "Company"), Geneseo Communications, Inc. ("Geneseo"), Cambridge
           -------                                   -------
Telcom, Inc. ("Cambridge"), Cass Communications Management, Inc. ("Cass"),
               ---------                                           ----
Technology Group, LLC ("Technology"), Montrose Mutual PCS, Inc. ("Montrose"),
                        ----------                                --------
Gridley Enterprises, Inc.  ("Gridley") and Timothy M. Yager ("Yager" together
                             -------                          -----
with Geneseo, Cambridge, Cass, Technology, Montrose and Gridley, each individually referred to as a "Member" and collectively referred to as the
                               ------
"Members") and Illinois PCS, LLC, an Illinois limited liability company ("LLC").
--------                                                                  ---

                             W I T N E S S E T H:

     WHEREAS, the Company, the Members and LLC wish to effect on this date the transfer and contribution by each Member to the capital of the Company all of the membership interests of LLC set forth opposite the Member's name on Exhibit
                                                                         -------
A to this Agreement, consisting of 100% of the outstanding limited liability
-
company membership interests in the LLC (the "Membership Interests"), upon which
                                              --------------------
contribution LLC will become a wholly owned subsidiary of the Company; and

     WHEREAS, in exchange for the transfer and contribution of the Membership Interests, the Company will issue to each Member that number of shares of common stock of the Company, par value $0.01, set forth opposite each Member's name on

Exhibit B to this Agreement (the "Common Stock"), upon which issuance the
---------                         ------------
Company will be wholly owned directly by the Members;

     WHEREAS, the Company, the Members and LLC now wish to enter into this Agreement to provide therefor; and

     WHEREAS, the Company and the Members intend that the contribution of the Membership Interests shall be tax-free under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW THEREFORE it is agreed that:

                                  ARTICLE 1.

                           CONTRIBUTION AND ISSUANCE

     The Members hereby sell, assign, transfer, convey and contribute to the Company, and the Company hereby purchases, receives and accepts, all of the Membership Interests. In consideration thereof, the Company hereby issues the Common Stock to the Members.

                                  ARTICLE 2.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Members that, as of the date of this Agreement:

     2.1  Organization and Qualification.  The Company is a corporation duly
          ------------------------------
organized and existing in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to execute and deliver this Agreement, to issue the Common Stock, and to carry out the provisions of this Agreement.

     2.2  Authorization; Enforcement.  This Agreement has been duly executed and
          --------------------------
delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     2.3  Issuance of Shares.  The Common Stock being issued hereunder are duly
          ------------------
authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof.

     2.4  Offering.  Subject in part to the truth and accuracy of the Members'
          --------
representations set forth in this Agreement, the issuance of the Common Stock as contemplated in this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended ("Securities Act"), and neither the
                                         --------------
Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.5  Consents.  There are no filings, consents or authorizations of any
          --------
governmental authority required to be obtained by the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     2.6  No Brokers.  The Company has taken no action which would give rise to
          ----------
any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

     2.7  Tax Representations.  The Company has no present intention to issue
          -------------------
any additional shares if such issuance of shares could cause the contributing Members to lose control, as defined for purposes of Section 368(c) of the Code, of the Company.

                                  ARTICLE 3.

                 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS
     The Members represent and warrant, jointly and severally, to the Company as follows:

     3.1  Investment Purpose.  The Members are acquiring the Common Stock for
          ------------------
their own accounts for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Members understand that they must bear the economic risk of this investment indefinitely, unless the Common Stock are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available. Notwithstanding anything in this Section 3.1 to the contrary, by making the
                                 -----------
representations herein, the Members do not agree to hold the Common Stock for any minimum or other specific term and reserve the right to dispose of the Common Stock pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act.

     3.2  Accredited Investor Status.  Each Member is an "Accredited Investor"
          --------------------------
as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

     3.3  Reliance on Exemptions.  The Members understand that the shares of
          ----------------------
Common Stock are being issued to the Members in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Members' compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of the Members to acquire the Common Stock.

     3.4  Information.  The Members and their counsel, if any, have been
          -----------
furnished all materials relating to the business of the Company and materials relating to the issuance of the Common Stock which have been specifically requested by the Members or their counsel. The Members and their counsel, if any, have been afforded the opportunity to ask questions of the Company and have received what the Members believe to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by the Members or their counsel or any of their representatives shall modify, amend or affect the Members' right to rely on the Company's representations and warranties contained in Section 2 above. The Members
                                            ---------
understand that their investment in the Common Stock involves a high degree of risk.

     3.5  Governmental Review.  The Members understand that no United States
          -------------------
federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Stock.

     3.6  Authorization; Enforcement.  This Agreement has been duly and validly
          --------------------------
authorized, executed and delivered by each Member and is a valid and binding agreement of each Member enforceable in accordance with its terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.7  No Consents.  No filings, consents or authorizations of any
          -----------
governmental authority are required to be obtained by any Member in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     3.8  Title.  Each Member has good, valid, legal and beneficial title to the
          -----
respective Membership Interests, free from all taxes, liens, claims or any other encumbrance, and upon consummation of the transactions contemplated hereby each Member shall transfer the respective Membership Interests to the Company free from all taxes, liens, claims or any other encumbrance.

     3.9  Tax Representation.   No Member contributing the Membership Interests
          ------------------
to the Company has any present intention or is subject to any obligation or undertaking to dispose of any shares of the Company received.


                                  ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF THE LLC

     The LLC represents and warrants to the Members as follows:


     4.1  Issuance of Member Interests.  The Membership Interests are duly
          ----------------------------
authorized, validly issued, fully paid and non-assessable and constitute all of the issued and outstanding membership interests in LLC.

                                  ARTICLE 5.

                                   COVENANTS

     5.1  Tax Covenants of the Company.  The Company and all of its stockholders
          ----------------------------
shall cooperate in good faith to ensure that the contribution of the Membership Interests is and will remain tax free under Section 351 of the Code. The Company reserves the right not to recognize any transfer of shares if such transfer could, in the Company's determination, jeopardize the qualification of such contribution as tax free under Section 351 of the Code.

     5.2  Tax Covenants of the Members.  No contributing Member shall take any
          ----------------------------
actions that could reasonably be expected to jeopardize the qualification as tax-free under Section 351 of the Code of the contribution of the Membership Interests to the Company.

                                  ARTICLE 6.

                                 MISCELLANEOUS

     6.1  Governing Law; Jurisdiction.  This Agreement shall be governed by and
          ---------------------------
construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

     6.2  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) to be physically delivered to the other party within five (5) days of the execution hereof.

     6.3  Headings.  The headings of this Agreement are for convenience of
          --------
reference only and shall not form part of, or affect the interpretation of, this Agreement.

     6.4  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     6.5  Entire Agreement.  This Agreement and the documents referred to herein
          ----------------
constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

     6.6  Amendments and Waivers.  No provision of this Agreement may be waived
          ----------------------
other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the Members and LLC.

     6.7  Notices.  Each notice, demand, request, request for approval, consent,
          -------
approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by fax with receipt acknowledged,

(iii) three (3) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (a) if to a Member, at the Member's address or fax number as such Member shall have furnished to the Company in writing, or (b) if to the Company, at the address set forth below:

          If to the Company:

          iPCS, Inc.
          121 West First Street, Suite 200
          Geneseo, Illinois 61254
          Telecopy: (309) 945-1651
          Attn: President and Chief Executive Officer

          with a copy to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, Illinois 60603
          Telecopy: (312) 701-7711
          Attn: Paul W. Theiss

     Each party shall provide notice to the other parties of any change in address.

     6.8  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties and their successors and assigns. Except as provided herein, neither the Company nor the Members shall assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, a Member may assign its rights hereunder to any of its "Affiliates," as that term is defined under the Securities Exchange Act of 1934, as amended, without the consent of the Company or to any other person or entity with the consent of the Company with such consents not being unreasonably withheld.

     6.9  Third Party Beneficiaries.  This Agreement is intended for the benefit
          -------------------------
of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     6.1  Survival.  The representations and warranties of the Company set forth
          --------
in Section 2 shall survive the date hereof notwithstanding any due diligence
   ---------
investigation conducted by or on behalf of any Member. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Member may have under applicable federal or state securities laws. The Company agrees to indemnify and hold harmless each Member and each of such Member's officers, directors, employees, partners, members, agents and affiliates for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

     6.1  Further Assurances.  Each party shall do and perform, or cause to be
          ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     6.1  Attorneys' Fees.  If the Company or any Member brings an action to
          ---------------
enforce its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               [FIRST SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

                    iPCS, INC.

                    By: /s/ Timothy M. Yager
                       --------------------------------------------------
                    Name:   Timothy M. Yager
                         ------------------------------------------------
                    Title:  President and Chief Executive Officer
                          -----------------------------------------------


                    GENESEO COMMUNICATIONS, INC.

                    By: /s/ Alan C. Anderson
                       --------------------------------------------------
                    Name:   Alan C. Anderson
                         ------------------------------------------------
                    Title:  President and Chief Executive Officer
                          -----------------------------------------------


                    CAMBRIDGE TELCOM, INC.

                    By: /s/ Alan C. Anderson
                       --------------------------------------------------
                    Name:   Alan C. Anderson
                         ------------------------------------------------
                    Title:  General Manager
                          -----------------------------------------------


                    CASS COMMUNICATIONS MANAGEMENT, INC.

                    By: /s/ Donald L. Bell
                       --------------------------------------------------
                    Name:   Donald L. Bell
                         ------------------------------------------------
                    Title:  Vice President and Chief Executive Officer
                          -----------------------------------------------


                    TECHNOLOGY GROUP, LLC

                    By: /s/ Robert W. Schwartz
                       --------------------------------------------------
                    Name:   Robert W. Schwartz
                         ------------------------------------------------
                    Title:  General Manager
                          -----------------------------------------------

               [SECOND SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]


                    MONTROSE MUTUAL PCS, INC.

                    By: /s/ George Patrick Tays
                       -------------------------------------------------
                    Name:   George Patrick Tays
                         -----------------------------------------------
                    Title:  General Manager
                          ----------------------------------------------


                    GRIDLEY ENTERPRISES, INC.

                    By: /s/ Eric G. Kaufman
                       -------------------------------------------------
                    Name:   Eric G. Kaufman
                         -----------------------------------------------
                    Title:  President
                          ----------------------------------------------


                    ILLINOIS PCS, LLC

                    By: /s/ Timothy M. Yager
                       -------------------------------------------------
                    Name:   Timothy M. Yager
                         -----------------------------------------------
                    Title:  President and Chief Executive Officer
                          ----------------------------------------------

                                   EXHIBIT A


Tranche A Capital Contributions, contributed as of January 22, 1999

                                                           Capital
              Member                                    Contribution
              ------                                    ------------

Geneseo Communications, Inc.                               $315,000

Cambridge Telcom, Inc.                                     $270,000

Cass Communications Management, Inc.                       $ 90,000

Technology Group, LLC                                      $ 90,000

Montrose Mutual PCS, Inc.                                  $ 90,000

Gridley Enterprises, Inc.                                  $ 45,000
                                                           --------

              TOTAL                                        $900,000



Tranche B Capital Contributions, contributed as of February 26, 1999

                                                           Capital
              Member                                    Contribution
              ------                                    ------------

Geneseo Communications, Inc.                                $315,000

Cambridge Telcom, Inc.                                      $270,000

Cass Communications Management, Inc.                        $ 90,000

Technology Group, LLC                                       $ 90,000

Montrose Mutual PCS, Inc.                                   $ 90,000

Gridley Enterprises, Inc.                                   $ 45,000
                                                            --------

              TOTAL                                         $900,000

Tranche C Capital Contributions, contributed as of April 8, 1999

                                                       Capital
              Member                                 Contribution
              ------                                 ------------

Geneseo Communications, Inc.                            $315,000

Cambridge Telcom, Inc.                                  $270,000

Cass Communications Management, Inc.                    $ 90,000

Technology Group, LLC                                   $ 90,000

Montrose Mutual PCS, Inc.                               $ 90,000

Gridley Enterprises, Inc.                               $ 45,000
                                                        --------

              TOTAL                                     $900,000



Tranche D Capital Contributions, contributed as of May 18, 1999

                                                        Capital
              Member                                 Contribution
              ------                                 ------------

Geneseo Communications, Inc.                         $  700,000

Cambridge Telcom, Inc.                               $  600,000

Cass Communications Management, Inc.                 $  200,000

Technology Group, LLC                                $  200,000

Montrose Mutual PCS, Inc.                            $  200,000

Gridley Enterprises, Inc.                            $  100,000
                                                     ----------

              TOTAL                                  $2,000,000

Tranche E Capital Contributions, contributed as of July 02, 1999

                                                            Capital
              Member                                     Contribution
              ------                                     ------------

Geneseo Communications, Inc.                              $2,030,000

Cambridge Telcom, Inc.                                    $1,740,000

Cass Communications Management, Inc.                      $  580,000

Technology Group, LLC                                     $  580,000

Montrose Mutual PCS, Inc.                                 $  580,000

Gridley Enterprises, Inc.                                 $  290,000
                                                          ----------

              TOTAL                                       $5,800,000



Tranche F Capital Contributions, contributed as of December 01, 1999

                                                           Capital
              Member                                     Contribution
              ------                                     ------------

Geneseo Communications, Inc.                              $1,050,000

Cambridge Telcom, Inc.                                    $  900,000

Cass Communications Management, Inc.                      $  300,000

Technology Group, LLC                                     $  300,000

Montrose Mutual PCS, Inc.                                 $  300,000

Gridley Enterprises, Inc.                                 $  150,000
                                                          ----------

              TOTAL                                       $3,000,000

Tranche G Capital Contributions, contributed as of January 05, 2000

                                                            Capital
              Member                                     Contribution
              ------                                     ------------

Geneseo Communications, Inc.                              $1,050,000

Cambridge Telcom, Inc.                                    $  900,000

Cass Communications Management, Inc.                      $  300,000

Technology Group, LLC                                     $  300,000

Montrose Mutual PCS, Inc.                                 $  300,000

Gridley Enterprises, Inc.                                 $  150,000
                                                          ----------

              TOTAL                                       $3,000,000


Tranche H Capital Contributions, contributed as of March 01, 2000

                                                           Capital
              Member                                     Contribution
              ------                                     ------------

Geneseo Communications, Inc.                              $1,225,000

Cambridge Telcom, Inc.                                    $1,050,000

Cass Communications Management, Inc.                      $  350,000

Technology Group, LLC                                     $  350,000

Montrose Mutual PCS, Inc.                                 $  350,000

Gridley Enterprises, Inc.                                 $  175,000
                                                          ----------

              TOTAL                                       $3,500,000

Tranche I Capital Contributions, contributed as of April 05, 2000

                                                            Capital
              Member                                     Contribution
              ------                                     ------------

Geneseo Communications, Inc.                              $1,050,000

Cambridge Telcom, Inc.                                    $  900,000

Cass Communication Management, Inc.                       $  300,000

Technology Group, LLC                                     $  300,000

Montrose Mutual PCS, Inc.                                 $  300,000

Gridley Enterprises, Inc.                                 $  150,000
                                                          ----------

              TOTAL                                       $3,000,000


Tranche J Capital Contributions, contributed as of April 26, 2000

                                                            Capital
              Member                                     Contribution
              ------                                     ------------

Geneseo Communications, Inc.                              $2,450,000

Cambridge Telcom, Inc.                                    $2,100,000

Cass Communication Management, Inc.                       $  700,000

Technology Group, LLC                                     $  700,000

Montrose Mutual PCS, Inc.                                 $  700,000

Gridley Enterprises, Inc.                                 $  350,000
                                                          ----------

              TOTAL                                       $7,000,000

                                   EXHIBIT B

          Member                            Member Interest       Shares
          ------                            ---------------       ------

Geneseo Communications, Inc.                      34.48%        15,468,809

Cambridge Telcom, Inc.                            29.55%        13,258,979

Cass Communications Management, Inc.               9.85%         4,419,660

Technology Group, LLC                              9.85%         4,419,660

Montrose Mutual PCS, Inc.                          9.85%         4,419,660

Gridley Enterprises, Inc.                          4.92%         2,209,830

Timothy M. Yager                                   1.50%           673,045
                                                 ------         ----------

          TOTAL                                  100.00%        44,869,643

                                      B-1